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                                                                     Exhibit 5.1

                                        12636 High Bluff Drive, Suite 300
                                        San Diego, California  92130-2071
                                        Tel: (858) 523-5400  Fax: (858) 523-5450
                                        www.lw.com

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                                                          Washington, D.C.

                                        File No. 037869-0001

March 9, 2004

Santarus, Inc.
10590 West Ocean Air Drive, Suite 200
San Diego, CA 92130

      Re:   Form S-1 Registration Statement
            File No. 333-111515
            8,165,000 Shares of Common Stock, par value $0.0001 per share

Ladies and Gentlemen:

      In connection with the registration by Santarus, Inc., a Delaware corporation (the "Company"), of 8,165,000 shares of common stock of the Company, par value $0.0001 per share (the "Shares"), under the Securities Act of 1933, as amended, on a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2003 (File No. 333-111515), as amended by Amendment No. 1 filed on February 4, 2004 and Amendment No. 2 filed on
March 9, 2004 (collectively, the "Registration Statement"), you have requested our opinion set forth below.

      In our capacity as your special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

      We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.
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MARCH 9, 2004
PAGE 2

LATHAM & WATKINS LLP

      We consent to your filing this opinion as an exhibit to the Registration Statement and the reference to our firm contained under the heading "Legal Matters."

                                        Very truly yours,

                                        /s/ Latham & Watkins LLP